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INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Adverum Biotechnologies, Inc.
(Name of registrant as specified in its charter)

THE SONIC FUND II, L.P.
LAWRENCE KAM
JEAN BENNETT
JODI COOK
HERBERT HUGHES

 (Name of person(s) filing proxy statement, if other than the registrant)

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The Sonic Fund II, L.P., together with the other participants named herein (collectively, “Sonic”), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of Adverum Biotechnologies, Inc., a Delaware corporation (the “Issuer”) at the Issuer’s 2021 annual meeting of stockholders, which has now concluded.

On May 12, 2021, Sonic and its affiliates issued the following press release:
THE SONIC FUND II, L.P. COMMENTS ON PRELIMINARY VOTING RESULTS OF ADVERUM ANNUAL MEETING

Urges Company to Take Necessary Steps to Focus on Scientific Development of ADVM-022
Believes Company Cannot Continue to Pursue Status Quo Strategy, Which Has Been Abjectly Discredited
Calls on Board to Fulfill Their Fiduciary Duties to Stockholders and Exercise Better Oversight of Management

Honolulu, HI – May 12, 2021 – The Sonic Fund II, L.P. (“Sonic”), which beneficially owns approximately 6.8% of the outstanding common stock of Adverum Biotechnologies, Inc. (NASDAQ: ADVM) (the “Company” or “Adverum”), today issued the following statement regarding the preliminary voting results from the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”).

“We wish to express our sincere gratitude to the stockholders who supported our push for change and an improved Board at Adverum. We would also like to thank our three independent nominees for being willing to serve on the Board.

We continue to firmly believe that Adverum stockholders deserve better from the Board entrusted with representing their best interests. Objective third parties, including both leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) agreed that change is needed and recommended that stockholders vote FOR all three of Sonic’s nominees – with Glass Lewis emphasizing that the recent SUSAR announcement “…laid bare the Company’s shortcomings in addressing the inflammation issue…”1 It is not common that both ISS and Glass Lewis recommend in exactly the same manner, and this is further evidence of the seriousness of the Company’s failures.

Adverum cannot credibly continue on its same strategic path and failed approach to the development of ADVM-022. We sincerely hope that now that this proxy contest is over, the Board and management can spend less time on employing what ISS called “brute force” tactics to entrench themselves and do what needs to be done. The Company must immediately refocus its efforts on the scientific development of ADVM-022 to serve critical patient needs. And the Board must immediately begin to take its fiduciary duties to stockholders more seriously, including with better oversight of management.

Adverum must do better. Stockholders will be watching.”

Contacts
Investors:
Saratoga Proxy Consulting LLC
John Ferguson / Ann Marie Mellone 212-257-1311
jferguson@saratogaproxy.com / amellone@saratogaproxy.com

Media:
Sloane & Company
Joe Germani / Sarah Braunstein
jgermani@sloanepr.com / sbraunstein@sloanepr.com

1 Permission to quote from the ISS and Glass Lewis reports was neither sought nor obtained.